UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2007

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                                     1-13589          36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                               60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 19, 2007, Prime Group Realty Trust (the "Company") announced its consolidated financial results for the fourth quarter and year ended December 31, 2006. The Press Release will be available on the Company’s Internet website (www.pgrt.com) and will also be available upon request as specified therein.

Copies of the Company’s fourth quarter and year ended December 31, 2006 earnings press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or into any proxy statement or other report filed by the Company under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

None

(b)	Exhibits:

Exhibit No.	Description

99.1	Prime Group Realty Trust Fourth Quarter and Year Ended December 31, 2006 Earnings Press Release dated March 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: March 19, 2007	President and Chief Executive Officer

Exhibit 99.1

March 19, 2007

PRIME GROUP REALTY TRUST REPORTS FOURTH QUARTER AND YEAR 2006 RESULTS

CHICAGO, Illinois. March 19, 2007 – Prime Group Realty Trust (NYSE: PGEPRB) (the "Company") announced its results today for the fourth quarter and year ended December 31, 2006. Net income available to common shareholders, after the allocation of $2.25 million in quarterly dividends to the preferred shareholders, was $0.056 million or $0.24 per share for the fourth quarter of 2006, as compared to a net loss of $0.099 million or $0.42 per share reported for the fourth quarter of 2005.

Revenue for the fourth quarter of 2006 was $25.0 million, an increase of $0.1 million compared to fourth quarter 2005 revenue of $24.9 million.

The results of the Company’s operations, before minority interest, were affected by:

•

a $6.2 million increase in the allocation of income from investments in unconsolidated joint ventures, primarily due to additional straight-line rental revenue of $3.1 million and lower distributions of $1.7 million to our joint venture partner at Citadel Center, which was sold in November 2006 ; and

•

a $2.6 million decrease in depreciation and amortization in 2006 primarily attributable to adjustments to the depreciable basis of tangible and intangible assets that were required by applicable accounting rules in connection with the acquisition of the Company by an affiliate of The Lightstone Group on July 1, 2005 (the "Acquisition"); and

•

a $0.9 million improvement in operating results attributable to a $0.3 million decrease in real estate tax expense, a $0.3 million decrease in general and administrative expenses and a $0.3 million increase in interest and other income, and the foregoing were partially offset by:

•	a $7.1 million increase in 2006 in interest expense primarily due to the Company’s increased debt and higher variable interest rates in 2006; and
•

a $2.1 million increase in 2006 in the amortization of deferred financing fees due to the accelerated amortization of certain financing fees in connection with the retirement of $169.2 million of the Company’s debt in 2006.

Net loss available to common shareholders, after the allocation of $9.0 million in annual dividends to the preferred shareholders, was $0.3 million or $1.34 per share for the year 2006, as compared to a net loss of $24.3 million or $2.03 per share reported for calendar year 2005.

Revenue for calendar year 2006 was $99.1 million, an increase of $2.4 million from 2005 revenue of $96.7 million, principally due to a $1.8 million increase in 2006 in straight-line rent and an increase of $0.5 million in parking garage revenues.

The results of the Company’s operations, before minority interest, were affected by:

•	an $18.2 million increase in interest expense in 2006 primarily due to increased debt and higher variable interest rates; and

•	a $5.1 million increase in depreciation and amortization in 2006 primarily attributable to the revaluation to fair value of tangible and intangible assets in connection with the Acquisition; and
•	a $1.9 million increase in 2006 in the amortization of deferred financing fees,

and the foregoing were partially offset by:

•	a $10.3 million decrease in strategic alternative costs in 2006 as compared to 2005 primarily due to the costs of settling certain litigation in 2005; and
•

a $3.9 million decrease in the non-cash allocation of losses from investments in unconsolidated joint ventures, primarily due to additional straight-line rental revenue of $3.7 million and lower distributions of $1.7 million to our joint venture partner at Citadel Center, which was sold in November 2006, partially offset by increased losses of $2.6 million relating to our joint venture interest in 77 West Wacker Drive as a result of an increase in depreciation and amortization in connection with the Acquisition; and

•

a $3.1 million improvement in operating results attributable to a $1.5 million decrease in real estate tax expense, a $1.3 million decrease in general and administrative expenses and a $0.3 million increase in interest and other income.

About the Company

Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.9 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet and two joint venture interests in office properties totaling approximately 1.1 million net rentable square feet. It leases and manages 5.0 million square feet comprising all of the wholly-owned properties and one joint venture property. In addition, the Company is also the managing and leasing agent for the 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois, which it sold in November 2006.

For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

Founded in 1988, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 18,000 residential units as well as office, industrial and retail properties totaling approximately 29 million square feet of space in 27 states, the District of Columbia and Puerto Rico. Headquartered in Lakewood, New Jersey, The Lightstone Group has over 1,000 employees and maintains regional offices in New York, Maryland and Illinois. The Lightstone Group has acquired in excess of $2 billion in real estate over approximately the past 24 months.

For more information on The Lightstone Group, contact the company’s Lakewood, New Jersey headquarters at (800) 347-4078 or visit www.lightstonegroup.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300

PRIME GROUP REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months	Three months
	ended	ended
	December 31	December 31
	2006	2005
	(dollars in thousands, except per share amounts)
Revenue:
Rental	$13,302	$13,927
Tenant reimbursements	8,405	8,751
Other property revenues	1,960	822
Services Company revenue	1,330	1,367
Total revenue	24,997	24,867

Expenses:
Property operations	6,736	6,726
Real estate taxes	5,053	5,374
Depreciation and amortization	7,999	10,593
General and administrative	1,306	1,558
Services Company operations	1,168	1,119
Severance costs	–	31
Total expenses	22,262	25,401
Operating income (loss)	2,735	(534)
Income (loss) from investments in unconsolidated joint ventures	1,949	(4,236)
Interest and other income	839	516
Interest:
Expense	(13,443)	(6,347)
Amortization of deferred financing costs	(2,146)	(25)
Loss from continuing operations before minority interests	(10,066)	(10,626)
Minority interests	12,208	12,763
Income from continuing operations	2,142	2,137
Discontinued operations, net of minority interests of $108 and $(1,827)	(1)	16
Income before gain (loss) on sales of real estate and joint venture interests	2,141	2,153
Gain (loss) on sales of real estate and joint venture interests, net of minority interests of $(18,651) and $193	165	(2)
Net income	2,306	2,151
Net income allocated to preferred shareholders	(2,250)	(2,250)
Net income (loss) available to common shareholders	$56	$(99)

Basic and diluted earnings available to common shares per weighted–average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(0.45)	$(0.48)
Discontinued operations, net of minority interests	–	0.07
Gain (loss) on sales of real estate and joint venture interests, net of minority interests	0.69	(0.01)
Net income (loss) available per weighted–average common share of beneficial interest – basic and diluted	$0.24	$(0.42)

PRIME GROUP REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year
	ended	ended
	December 31	December 31
	2006	2005
	(dollars in thousands, except per share amounts)
Revenue:
Rental	$54,181	$53,658
Tenant reimbursements	35,065	35,204
Other property revenues	5,334	3,697
Services Company revenue	4,514	4,174
Total revenue	99,094	96,733

Expenses:
Property operations	27,328	26,304
Real estate taxes	20,738	22,193
Depreciation and amortization	35,170	30,052
General and administrative	6,393	7,708
Services Company operations	3,972	4,062
Severance costs	–	394
Strategic alternative costs	–	10,288
Total expenses	93,601	101,001
Operating income (loss)	5,493	(4,268)
Loss from investments in unconsolidated joint ventures	(9,145)	(13,022)
Interest and other income	2,850	2,596
Interest:
Expense	(42,637)	(24,441)
Amortization of deferred financing costs	(3,146)	(1,288)
Loss from continuing operations before minority interests	(46,585)	(40,423)
Minority interests	55,096	26,335
Income (loss) from continuing operations	8,511	(14,088)
Discontinued operations, net of minority interests of $107 and $(1,895)	1	(10,235)
Income (loss) before gain on sales of real estate and joint venture interests	8,512	(24,323)
Gain on sales of real estate and joint venture interests, net of minority interests of $(19,289) and $(954)	171	9,071
Net income (loss)	8,683	(15,252)
Net income allocated to preferred shareholders	(9,000)	(9,000)
Net loss available to common shareholders	$(317)	$(24,252)

Basic and diluted earnings available to common shares per weighted–average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(2.06)	$(1.93)
Discontinued operations, net of minority interests	–	(0.86)
Gain on sales of real estate, net of minority interests	0.72	0.76
Net loss available per weighted–average common share of beneficial interest – basic and diluted	$(1.34)	$(2.03)

PRIME GROUP REALTY TRUST

CONSOLIDATED BALANCE SHEETS

	December 31 2006	December 31 2005
Assets	(dollars in thousands, except share and per share amounts)
Real estate:
Land	$91,760	$92,220
Building and improvements	348,019	335,951
Tenant improvements	49,737	43,200
Furniture, fixtures and equipment	586	521
	490,102	471,892
Accumulated depreciation	(31,676)	(11,142)
	458,426	460,750
In–place lease value, net	25,760	39,912
Above–market lease value, net	23,404	30,638
Property under development	–	1,501
	507,590	532,801

Investments in unconsolidated entities	23,658	111,197
Cash and cash equivalents	60,111	17,609
Receivables, net of allowance for doubtful accounts of $402 and $1,086 at December 31, 2006 and December 31, 2005, respectively:
Tenant	1,031	1,915
Deferred rent	6,261	2,184
Other	2,202	2,013
Restricted cash escrows	43,998	96,654
Deferred costs, net	7,837	5,220
Other	1,410	2,328
Total assets	$654,098	$771,921

Liabilities and Shareholders’ Equity
Mortgage notes payable	$453,695	$452,965
Accrued interest payable	2,173	1,796
Accrued real estate taxes	21,406	22,389
Accrued tenant improvement allowances	8,849	11,792
Accounts payable and accrued expenses	9,824	6,527
Liabilities for leases assumed	4,962	7,618
Below–market lease value, net	11,868	16,195
Dividends payable	4,500	2,250
Other	7,591	9,136
Total liabilities	524,868	530,668
Minority interests:
Operating Partnership	100,147	135,853
Shareholders’ equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B – Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid–in capital	107,639	106,239
Distributions in excess of earnings	(78,598)	(881)
Total shareholders’ equity	29,083	105,400
Total liabilities and shareholders’ equity	$654,098	$771,921